Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Novellus Systems, Inc. 2011 Stock Incentive Plan, Novellus Systems, Inc. 2001 Stock Incentive Plan, as amended, Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, as amended, SpeedFam-IPEC, Inc. 2001 Nonstatutory Stock Option Plan, as amended, SpeedFam-IPEC, Inc. Amended and Restated 1995 Stock Plan, GaSonics International Corporation Supplemental Stock Option Plan, as amended, GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, as amended, Novellus Systems, Inc. Retirement Plan, and Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended, of our reports dated August 19, 2011, with respect to the consolidated financial statements and schedule of Lam Research Corporation and the effectiveness of internal control over financial reporting of Lam Research Corporation included in its Annual Report (Form 10-K) for the year ended June 26, 2011, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California June 1, 2012